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                                                                   EXHIBIT 10.47

                          REGISTRATION RIGHTS AGREEMENT

Made and entered into this __________ day of August 1997 by and and among AG Associates (Israel) Ltd., an Israeli company of Ramat Gabriel Industrial Park, P.O.B. 171, Migdal Haemek 10551, Israel (the "Company"), AG Associates Inc., a California corporation of 4425 Fortran Drive, San Jose, California 95134, USA ("AGA,'), Clal Electronics Industries Ltd., an Israeli company of Druyanov 5, Tel Aviv, Israel ("CLAL"), and each of the Subscribers (as defined herein). All of the above parties, are collectively referred to herein as the "Parties" and each party is individually referred to herein as a "Party".

The parties hereby covenant and agrees as follows:

1.    Binding Effect

     This Registration Rights Agreement shall become effective, be valid and binding, among and between the Company, AGA, CLAL and each of the Subscribers (as defined herein), only if and when a Closing under the Subscription Agreement (as hereinbelow defined), has been held, ipso facto.

2.    Definitions

      2.1 The "Subscription Agreement" - the Preferred Shares Subscription Agreement executed by subscribers for the purchase of the Company's Preferred Shares, to which the form of this Registration Rights Agreement is attached as an Annex thereto.

      2.2 Capitalized terms unless otherwise defined herein shall have the meanings ascribed to such terms in the Subscription Agreement.

      2.3 The term "Subscriber(s) " as used herein shall mean any and all Subscribers, as this term is defined in the Subscription Agreement (excluding CLAL), and each of the Subscribers shall herein be referred to as a "Subscriber".

      2.4 The term "Securities Act" as used herein shall mean the U.S. Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

      2.5 The term "Exchange Act" as used herein shall mean the U.S. Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

      2.6 The term "Registrable Securities" as used herein shall mean any of the following:



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      (i)     all of the Ordinary Shares of the Company held on the date of execution hereof by each of CLAL and AGA; and

      (ii) all of the Ordinary Shares issued upon conversion of the Preferred Shares purchased under the Subscription Agreement (and/or upon conversion of any preferred shares issued by virtue of the abovesaid Preferred Shares as a result of issuance under the Anti-Dilution provision set forth in Section 6.2 to the Shareholders Agreement any stock split, bonus shares or the like); and

      (iii) all Ordinary Shares purchased pursuant to a pre-emptive right and right of first refusal by virtue of the shares described in this
              Section 2.6, and all Ordinary Shares issued on conversion of other securities so purchased; and

      (iv) all Ordinary Shares issued by virtue of such Ordinary Shares described in clauses (i), (ii) and (iii) above, as a result of any stock split, bonus shares or the like;

      excluding in all cases: (i) any shares sold in a transaction, in which the rights under this Agreement are not assigned in accordance herewith; and
      (ii) shares which have previously been registered; and (iii) shares sold to the public or pursuant to Rule 144, promulgated under the Securities Act.

 2.7 The term "AGA's Registrable Securities" as used herein shall mean Registrable Securities which are held by AGA at the time in question and by any assignee(s) to whom AGA's Registrable Securities were transferred, provided that such transfer was made in accordance with the terms herein and in accordance with the terms of any other applicable agreement, including, without limitation, the Company's Articles of Association.

 2.8 The term "CLAL's Registrable Securities" as used herein shall mean Registrable Securities which are held by CLAL at the time in question and by any assignee(s) to whom CLAL's Registrable Securities were transferred, provided that such transfer was made in accordance with the terms herein and in accordance with the terms of any other applicable agreement, including, without limitation, the Companys Articles of Association.

 2.9 The term "the Subscribers' Registrable Securities" 'as used herein shall mean Registrable Securities which are held by the Subscribers at the time in question and by any assignee(s) to whom the Subscribers' Registrable Securities were transferred, provided that such transfer was made in accordance with the terms herein and in accordance with the terms of any other applicable agreement, including, without limitation, the Company's Articles of Association.



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2.10  The term "Majority Holders" as used herein shall mean holders of
      Registrable Securities holding, at the time in question, more than 50% of the shareholdings of the particular Registrable Securities in question.

2.11 The term "SEC" as used herein means the securities exchange commission or successor agency that administers the Securities Act.

3.    Demand Registration
      (a) Request by holders

          If the Company receives at any time after the lapse of one hundred and eighty (180 days) following the Company's initial public offering of securities, a written demand from the Majority Holders of AGA's Registrable Securities, or from the Majority Holders of CLAL's Registrable Securities, or from the Majority Holders of the Subscribers' Registrable Securities, or from the Majority Holders of all Registrable Securities (the "Initiating Holders"), that the Company effect a registration under the Securities Act covering all or part of the Registrable Securities of such Initiating Holders, the Company will promptly give each of the holders of Registrable Securities written notice thereof and as soon as practicable, and subject to the terms and limitations set forth herein, shall act to effect such registration of the Registrable Securities requested to be registered by the Initiating Holders, in the aforesaid written demand together with the Registrable Securities of holders who are joining in such request as provided in such holder's written reply received by the Company within 20 days after deliver of the Company's abovesaid notice.

          The Company shall not be obligated to effect more than a total of four
          (4) registrations, in response to a demand made hereunder of which: one (1) registrations demanded by the Majority Holders of AGA's Registrable Securities, one (1) registrations demanded by the Majority Holders of CLAL's Registrable Securities, one (1) registrations demanded by the Majority Holders of the Subscribers' Registrable Securities and one (1) registration demanded by the Majority Holders of all Registrable Securities.

(b)  Limitation on demands

     The Company shall not be obligated to effect, or to take any action to effect, any registration in any of the following periods or events:

      1. If the demand was made before the lapse of one (1) year after the Company's initial public offering of securities - in any case, where the aggregate proceeds of such registration do not exceed US$ 10,000,000 (ten million U.S. Dollars); and if the demand was made after the lapse of one (1) year after the Company's initial public offering of securities - in any case where the aggregate proceeds of such registration do not exceed US$ 5,000,000 (five million U.S. Dollars).

     2. During the period beginning upon the Company's receipt of a demand for registration from any of its shareholders or upon the



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            actual beginning of the process of preparing for or actual filing and effecting of a registration, for its own account (where such registration is of the kind which, according to Section 4(a) hereinbelow, may be joined by holders of Registrable Securities), and ending on a date one hundred and eighty (180) days following the effective date of any such registration.

      3. If in the good faith judgment of the Board of Directors of the Company, the registration would be seriously detrimental to the Company, and the Board of Directors of the Company, as a result, concludes, that it is essential to defer the filing of such registration statement at such time, and the Company shall furnish to the Initiating Holders of such demand a certificate signed by the President or Chief Executive Officer of the Company stating the above, then the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the demand of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any eighteen month period.

      (c) Underwriting
           If the Initiating Holders intend to distribute the Registrable Securities, covered by their demand, by means of an underwriting, then they shall so advise the Company as a part of their demand made pursuant to clause (a) above, and the Company shall include such information in its written notice to the other holders of Registrable Securities as set forth in section 3(a) above. In such event, the right of any holder of Registrable Securities to join the demand and to include Registrable Securities in the registration shall be conditioned upon its participation in the underwriting and the inclusion of the Registrable Securities, requested by it to be included, in the underwriting, to the extent provided herein. All holders proposing to distribute their Registrable Securities in whole or in part, by joining the demand, shall enter into an underwriting agreement, in customary form, with the managing underwriter(s) selected for the offering by the Initiating Holders and provided such selected underwriter(s) is/are acceptable to the Company.

           It is agreed that the underwriter who served as the underwriter for the Company's IPO and any underwriter who, during the previous calendar year, executed at least 20 public offerings, each resulting in gross proceeds to the issuer of at least US $15,000,000, under a firm commitment underwriting, shall be acceptable to the Company.

4.    Piggyback Registrations

      (a) If the Company proposes to register any of its securities, either for its own account or for the account of any of its shareholders, (other than a registration relating solely to benefit plans, on Form S-8 or the like a registration in connection with an exchange offer or merger or a registration on any form which does not include substantially the same information about the Company as would be required to be included in a registration covering



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      the sale of a Registrable Securities), it shall promptly give to each holder of Registrable Securities written notice thereof, and shall act to include in such registration, except as otherwise provided herein, all the Registrable Securities specified in the written request made by any such holder of Registrable Securities to whom it sent the aforesaid notice, which request is delivered to the Company within twenty (20) days after the written notice of the Company is delivered. The Company may also include securities for its own account in registrations initiated by shareholders.

(b) Underwriting. If the registration of which the Company gives notice for pursuant to this Section 4 is for an underwritten registration, the Company shall so advise the holders of Registrable Securities, as part of the Company's notice set forth in clause (a) above. In such event, the right of any holder of Registrable Securities, to be included in the registration, shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities, which it requested to include in the registration, in the underwriting, to the extent-provided herein. All holders proposing to distribute their Registrable Securities, in whole or in part, by joining the registration, shall enter into an underwriting agreement, in customary form, with the managing underwriter(s) selected for the offering by the Company, in case of registration for its own account or by the initiating shareholders in case of registration for the account of shareholders.

5. Underwriter's cut-back and withdrawal from registration

      (a) Notwithstanding any provision herein, if the underwriter(s) advise(s) the Company that market factors require a limitation of the number of securities to be underwritten, then the number of securities that may be included in the underwriting and the registration shall be reduced as required by the underwriter(s) and allocated as follows:

            (i) If the Company initiated the registration; there will be included in the underwritten registration, first all of the securities to be issued by the Company and second if remaining, the Registrable Securities of holders executing their piggyback registration rights, pursuant to Section 4 herein,. pro rata to their shareholdings of Registrable Securities having piggyback rights at the time in question.

            (ii) If shareholder(s) of the Company initiated the registration pursuant to Section 3 herein - there will be included in the underwritten registration, first the securities of the Initiating Holders and the other joining Holders of registrable Securities who are joining the registration by exercising their right under Section 3 and second if remaining, the securities to be issued by the Company.

     (b) If the registration is an underwritten registration, then any holder who disapproves of the terms of the underwriting, may elect to withdraw therefrom by written notice to the Company and the underwriter(s),



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delivered at least ten (10) business days prior to the effective date of the registration statement. Any securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors as provided in clause (a) above, then the Company shall offer to all holders who have retained rights to include securities in the registration, the right to include the additional securities they would have been entitled to include had the number of shares not been reduced, in the registration, in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such holders requesting additional inclusion, in accordance with the allocation set forth in Clause (a) above.

6.    Expenses

      All expenses incurred in effecting a registration pursuant to one demand initiated hereunder, by each of (i) the holders of AGA's Registrable Securities; (ii) the holders of CLAL's Registrable Securities; and (iii) the holders of the Subscribers' Registrable Securities, (i.e., a total of up to three demands) including, without limitation, all registration, filing and qualification fees, printing expenses, reasonable fees of one counsel for the shareholders who are including their shares in such registration pursuant to Section 3 herein, blue sky fees and expenses, costs of any regular or special audit if required, shall be paid for and borne by the Company; provided however that all underwriters' discounts and commissions, and stock transfer taxes, applicable to the securities of shareholders included in the registration, and such shareholders' counsel fees (other than the counsel fees which are to be borne by the Company as provided in this Section 6 above), shall be paid for by the shareholders who are including their shares in the registration, pro rata to the number of shares of such shareholders included in the registration, and shall not be paid for by the Company.

      It is hereby clarified that all expenses incurred in effecting a registration which is made in response to the demand made by the Majority Holders of all Registrable Securities, shall be paid for by the shareholders who are including their shares in such registration, pro rata to the number of shares of such shareholders included in the registration, and shall not be paid for by the Company.

      Furthermore, in effecting any registration of Registrable Securities which are included therein as a result of an exercise of the right to join the registration under Section 4 (a) herein, the additional expenses incurred as a result of the inclusion thereof in the registration, shall be paid for by the holders of such Registrable Securities, pro rata. to the number of shares of such holders included in the registration, and shall not be paid for by the Company.

7.    Obligations of the Company

      Whenever required to effect registration of Registrable Securities pursuant to the terms herein, the Company shall as soon as practicable:



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(a)   Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, within ninety (90) days after the lapse of the twenty (20) days period given in Section 4 hereof for the reply of holders of Registrable Securities to join the registration, and shall keep such registration effective for a period of ninety (90) days, or until the holder(s) whom Registrable Securities are included in the registration have completed the distribution, whichever first occurs;

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such registration statement;

(c) Furnish to the holders of Registrable Securities included in the registration such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, which such a holder may reasonably request, from time to time, in order to facilitate the disposition of the securities;

(d) Notify each holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event, as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the fight of the circumstances then existing, and at the request of any such holder prepare and furnish to such holder copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the fight of the circumstances then existing;

(e) In the event that the Initiating Holders require that the registration which the Company shall effect in response to their demand, made under
      Section 3 herein, shall be underwritten, the Company will, without derogating from Section 4(b) herein, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of the Registrable Securities to be included in the registration, provided such underwriting agreement contains customary underwriting provisions, and that all the shareholders whose Registrable Securities are included in the registration shall enter into such agreement and perform their obligations thereunder.

(f) Cause all Registrable Shares registered pursuant hereunder to be fisted on each securities exchange or NASDAQ on which same class of securities issued by the Company are then listed.



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(g)   Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

8.    Indemnification

      (a) To the extent permitted by law, the Company will indemnify each holder of Registrable Securities which are included in a registration effected pursuant to the terms herein, each of its officers, directors and partners, and each person controlling such holder within the meaning of Section 15 of the Securities Act, and each underwriter of such registration, if any, and each person who controls within the meaning of Section 15 of the Securities Act such underwriter (all of the above entities and persons shall hereinafter be referred to as the "Holder's Indemnified Persons"), against all losses and damages by virtue of any liabilities to which they shall become subject under the Securities Act, the Exchange Act or other federal or state law insofar as such liabilities arising out of or based on: (i) any untrue statement (or alleged untrue statement in case of amounts paid in settlement of liability) of a material fact contained in such registration statement, including any prospectus, and any amendments and supplements thereto, or other document incident to any such registration; or (ii) any omission (or alleged omission in case of amounts paid in settlement of liability) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation by the Company of the Securities Act the Exchange Act any federal or state securities law or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will promptly reimburse each of the Holder's Indemnified Persons for any reasonable legal and other expenses, incurred by them by reason of defending or settling any such liability, or action in respect thereof, provided that the Company will not be liable in any such case to the extent that any such liability arises out of or is based on any untrue statement or omission made in reliance upon or in conformity with information furnished to the Company by any of the Holder's Indemnified Persons stated to be used with such registration, or in any case where any of the Holder's Indemnified Persons had an obligation to deliver a prospectus, amended or supplemented by the Company, to the purchasers of the shares, prior to or at the time the sale is confirmed, and failed to do so, if such amended or supplemented prospectus would have cured the defect giving rise to such liability. It is agreed that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such liability or action in respect thereof if such settlement is effected without the written consent of the Company (which consent shall not be unreasonably withheld).

      (b) To the extent permitted by law, each holder of Registrable Securities included in the registration which is being effected, shall indemnify the Company, each other holder of shares included in the registration, and each of their respective directors, officers, partners, and representatives (including counsels and accountants) and each underwriter of such registration, if any,



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      and each person who controls the Company, the other holder(s) or such underwriter, within the meaning of Section 15 of the Securities Act, (all of the above entities and persons shall hereinafter be referred to as the "Company's Indemnified Persons") against all losses and damages by virtue of any liabilities to which they shall become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such liabilities arising out of or based on: (i) any untrue statement (or alleged untrue statement in case of amounts paid in settlement of liability) of a material fact contained in any such registration statement including any prospectus and any amendments and supplements thereto or other document incident to any such registration; (ii) or any omission (or alleged omission in case of amounts paid in settlement of liability) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly reimburse the Company's Indemnified Persons for any reasonable legal and other expenses, incurred in connection with defending any such liability, or action in respect thereof in each case to the extent, but only to the extent, that such untrue statement or omission is made in reliance upon and in conformity with information furnished in writing to the Company by any of the Holder's Indemnified Persons stated to be used with the registration, or in any case where any of the Holder's Indemnified Persons had an obligation to deliver a prospectus, amended or supplemented by the Company, to the purchasers of the shares, prior to or at the time the sale is confirmed, and failed to do so, if such amended or supplemented prospectus would have cured the defect giving rise to such liability. It is agreed that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such liability or action in respect thereof if such settlement is effected without the consent of the indemnifying holder(s) (which consent shall not be unreasonably withheld), and that the indemnification amounts to be paid by such holders under this provision, shall not exceed the gross proceeds received by such holder from the offering with respect to which the registration was effected.

(c) Each party entitled to indemnification under this Section 8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim or action as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld); provided that the failure of any Indemnified Party to give notice as provided above shall not relieve the Indemnifying Party of its obligations under this Section 8, to the extent such failure is not prejudicial. The Indemnified Party may participate in such defense at such Indemnified Party's expense; however it is provided that in the event where the defendants in an action include both the Indemnified Party and the Indemnifying Party and there is a conflict of interest which would prevent counsel for the Indemnifying Party from also representing the Indemnified Party, then to the extent that the Company has to indemnify such party; such



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            indemnification shall also apply to the reasonable attorneys fees of one counsel on behalf of all Indemnified Parties who shall participate in the defense of such parties in such case. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question, as an Indemnifying Party may reasonably request and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

      (d) The foregoing indemnity agreement with respect to any preliminary prospectus, shall not inure to the benefit of any Holders' Indemnified Persons if a copy of the prospectus as then amended or supplemented, eliminating or remedying the untrue statement, omission, or other violation, was furnished to the holder of Registrable Securities in question.

      (e) If recovery is not available under the foregoing indemnification provisions, for any reason, except for a reason as specified therein or except by reason of the exercise of any right or remedy available to any party - such party which is entitled to indemnification by the terms hereof shall be entitled to receive contribution to its liabilities and expenses. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the underlying claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable consideration appropriate under the circumstances.

9.    Information by Selling Shareholders

      9.1 The Company's obligation to take action pursuant to Sections 3 and 4 hereto, shall be conditioned and subject to the furnishing by the selling shareholders to the Company, information regarding themselves, their Registrable Securities and other securities held by them, if any, and the intended method of disposition of the securities, which is required for the purpose of the registration.

      9.2 Each holder of Registrable Securities undertakes to furnish the Company, with respect to the registration of such holder's shares, true and correct information, such that the information contained therein which was furnished by such holder shall be true and correct and shall not omit to state any material fact required to be stated therein or necessary to not make the statement misleading.

10. Delay of Registration

     No holder of Registrable Securities shall have any right to obtain or seek an injunction remaining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.



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11. Rule 144 Reporting

     With a view of making available the benefits of certain rules and regulations permitting the sale of the Registrable Securities to the public, without registration, after such time as the Company shall consummate a public offering for its shares, the Company agrees to:

      (i) make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

      (ii) use reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

      (iii)so long as a holder owns any Registrable Securities, to furnish to such holder forthwith upon its written request, a written statement by the Company as to the Company's compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a holder may reasonably request in availing itself of any rule or regulation allowing a holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the Exchange Act).

12. Termination of the Company's Obligations

     The Company shall have no obligations pursuant to Sections 3 and 4 herein with respect to: (a) any request or requests for registration made after the lapse of a seven year period after the closing date of the Company's initial public offering; or (b) any Registrable Securities that in the opinion of counsel to the Company, may be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 promulgated thereunder.

13. Market stand off Agreement

     If requested by the Company or by the underwriter(s) of securities of the Company, any shareholder of the Company shall not sell or otherwise transfer or dispose of any securities of the Company held by such shareholder (other than securities sold pursuant to a registration statement), during the one hundred and eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act, or for a longer period if requested by the underwriter(s)s, which shall not exceed the market stand off period which is customary at the time so requested, and provided that all of the executive officers and directors of the Company, then holding securities of the Company, enter into agreements with similar terms and that no other parties entering into a market stand-off agreement, if any, shall be subject to a shorter period.

In order to enforce the foregoing covenants, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to such securities until the end of such period.

14. Assignment of Registration Rights

     The rights to demand that the Company register securities, granted herein, and the right to join a registration provided under Sections 3 and 4 herein, may be assigned by a holder only to a transferee of Registrable Securities of the transferor and with respect to such Registrable Securities transferred only, provided further that the Company is promptly given written notice of said transfer of the Registrable Securities and the assignment of the registration rights, stating the name and address of the assignee and identifying the securities with respect to which such registration rights are being assigned, and, provided further, that the assignee of such rights shall receive such rights subject to all of the terms and conditions herein and shall assume in writing the obligations of the transferor hereunder, with respect to the Registrable Securities transferred, including those under this Section 14. It is provided that the Company shall not have any obligation to any assignee or transferee, pursuant to the terms of this agreement until it has received the aforesaid written notice.

15. Amendment of Rights

     Any provision of this Agreement may be amended only with the written consent of the Company and the Majority Holders of each type of Registrable Securities (i.e. the Majority Holders of AGA's Registrable Securities, the Majority Holders of CLAL's Registrable Securities and the Majority Holders of the other Registrable Securities).

16. Governing Law and Forum

     This Registration Rights Agreement, its interpretation, validity and breach shall be governed by the laws of the State of New York, USA, without regard to its choice of law rules, and any dispute or claim with respect thereto shall be submitted to the competent courts in New York, USA, who shall have exclusive jurisdiction in such matter.

17. Entire Agreement

     This Registration Rights Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and no previous agreements, terms, memoranda, promises, negotiations, consents, undertakings, representations, warranties and/or any other documents exchanged or provided prior to the execution hereof between any of the Parties, shall have any force or effect.

18. Captions

     The captions to sections herein have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

19. Adjustments for Stock Splits, etc.

     Wherever in this Agreement there is a reference to a specific number of shares of the Company of any class or series then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the issued and outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

20. Public Offering Not in the U.S.A.

     If relevant, and to the extent possible, the provisions of this Registration Rights Agreement shall apply, mutatis mutandis, on any registration of securities of the Company, made in any territory other than the U.S.A. e.g. in the event the Company registers its securities in Israel then the Company shall also register for trading all of the Registrable Securities, subject to any applicable law.

21. Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

22. Notices

     AU notices given by one Party to the other hereunder will be given in writing, and will be deemed to have been delivered to the addressee immediately on their delivery, if delivered by hand, or upon transmission if sent by facsimile and confirmed by machine printout verifying such sending or by written reply by facsimile, or within seven (7) business days after being sent by mail, express airmail, or via international courier, as per the addresses indicated herein, or to such other address or facsimile number as a Party may thereafter give notice in writing, to the other Parties hereto.

     IN WITNESS WHEREOF the Parties have signed this Registration Rights Agreement as of the date first hereinabove set forth:

     -----------------------------           -------------------------------
     AG Associates (Israel) Ltd.             AG Associates, Inc.
     By:__________________                   By:__________________

     -----------------------------           -------------------------------
     Clal Electronics Industries Ltd.        Charter AGI L.L.C.
     By:___________________                  By:___________________

     -----------------------------           -------------------------------
     The Israel Private Equity Fund L.P.     Evergreen International Investments
                                             N.V.
     By:___________________                  By:____________________

-----------------------------              -------------------------------
The Israel Private Equity Fund             Yarok Az Investment (1994) Ltd.
(Cayman) L.P.
By:_____________________                   By:_________________________


                                           -------------------------------
                                            UT Technologies Ltd. Fund
                                            By:_____________________

                                    Annex "A"

                                      Investment     Preferred Shares    Preferred Shares
                                        Amount           Serial A            Serial B
                                        ------           --------            --------
Clal Electronics AGA                  $4,000,000   2,000,000             0
Charterhouse AGI L.L.C.               $4,000,000   1,600,000             400,000
IJT Technologies Ltd. Fund            $1,000,000   500,000               0
Yarok Az Investment (1994) Ltd.       $500,000     250,000               0
Evergreen International Investment    $500,000     250,000               0
N.V.
The Israel Private Equity Fund L.P.   $2,098,800   1,049,400             0
The Israel Private Equity Fund        $901,200     450,600               0
(Cayman) L.P.
Option reserved for employees
Options reserved for the CEO
Total Investment Amount               $13,000,000
Total Shares                                       6,100,000             400,000